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                                                                      Exhibit 23

               Consent of Independent Certified Public Accountants



Board of Directors
Ventures-National, Inc.
(dba Titan General Holdings, Inc.)

We consent to the incorporation by reference of our independent auditors' report dated October 25, 2002 on the consolidated statement of balance sheet as of August 31, 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended and for the period from March 27, 2001 (inception) to August 31, 2001, included in this Form 10K-SB, into the Company's previously filed Registration Statement (Form S-8, SEC File Number 333-99167)



/s/ STONEFIELD JOSEPHSON, INC.

Irvine, California
December 16, 2002